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                EXHIBIT 11.1 - COMPUTATION OF PER SHARE EARNINGS

                      ADVANCED COMMUNICATION SYSTEMS, INC.
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                                                         THREE MONTHS ENDED
                                                                                            DECEMBER  31,
                                                                                      1998             1997
                                                                                      ----             ----
Basic:
  Total basic weighted average shares outstanding ..............................        8,620           6,352
                                                                                    =========       =========
  Net income ...................................................................       $1,273            $654
                                                                                    =========       =========
  Net income per share - basic .................................................        $0.15           $0.10
                                                                                    =========       =========
Diluted:
  Total basic weighted average shares outstanding ..............................        8,620           6,352
  Plus dilutive stock options ..................................................           88             128
                                                                                    ---------       ---------
  Total diluted weighted average shares ........................................        8,708           6,480
                                                                                    =========       =========
  Net income per share - diluted ...............................................        $0.15           $0.10
                                                                                    =========       =========
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